Exhibit 10.49

NON-COMPETE AND NON-SOLICITATION AGREEMENT

        THIS NON-COMPETE AND NON-SOLICITATION AGREEMENT (together with any amendments or other modifications and all exhibits and/ or attachments herein referred to as this “Agreement”) is entered into by and between FRANKLIN FINANCIAL NETWORK, INC., a Tennessee corporation (“FFN”) and FRANKLIN SYNERGY BANK, a Tennessee banking corporation, (“FSB”) (herein FFN and FSB shall be collectively referred to as (“EMPLOYER”, and Lee M. Moss (“EXECUTIVE”), as of this 28th day of August, 2019 (the “Effective Date”).

RECITALS:

A.Simultaneously with the parties’ execution of this Agreement, EMPLOYER and EXECUTIVE are entering into an Employment Agreement of even date herewith (the “Employment Agreement”).
B.A condition of EMPLOYER’s willingness to enter into the Employment Agreement with EXECUTIVE is the execution by EXECUTIVE of this Agreement.
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and in consideration of the promises made herein, the EMPLOYER and the EXECUTIVE agree as follows:
1. Restrictive Covenants.
(a)EXECUTIVE acknowledges and represents that, in the absence of non-competition and non-solicitation covenants, EXECUTIVE would have an unfair advantage in competing with EMPLOYER. EXECUTIVE further acknowledges and represents that EMPLOYER has provided EXECUTIVE access to trade secrets and Confidential Information, and that EXECUTIVE will have repeated contacts with EMPLOYER’s customers during the performance of his/her job duties so that EMPLOYER’s customers will tend to associate EXECUTIVE with EMPLOYER’s business.
(b)For purposes of this Section 1, “termination of EXECUTIVE’s employment” and any similar phrase shall mean termination or cessation of EXECUTIVE’s employment with EMPLOYER for any reason whatsoever, regardless of whether the termination of employment is instituted by EXECUTIVE or EMPLOYER, including for all reasons set forth in the Employment Agreement, and regardless of whether the termination is for Cause or with Good Reason, as such terms are defined in the Employment Agreement.
(c)EXECUTIVE hereby agrees to the following “Restrictive Covenants”:
(i)Non-Solicitation of Customers. During EXECUTIVE’s employment with EMPLOYER (other than in connection with the performance of EXECUTIVE’s job duties for EMPLOYER) and for a period of twelve (12) months after termination of EXECUTIVE’s employment for any or no reason (whether voluntary or involuntary), EXECUTIVE shall not, either directly or indirectly, solicit or attempt to solicit the business of any customer or actively sought prospective customer of EMPLOYER with whom or which EXECUTIVE had material contact during the last twelve (12) months of employment (if less than twelve (12) months, then for purposes of this section, the entire period during which EXECUTIVE was employed by EMPLOYER) for purposes of providing products or services that are competitive with those provided by EMPLOYER. For purposes of the preceding sentence, “material contact” shall mean contact with a customer or actively sought prospective customer (i) with whom or which EXECUTIVE dealt directly on behalf of EMPLOYER; (ii) whose dealings with EMPLOYER were directly coordinated or directly supervised by EXECUTIVE; (iii) about whom EXECUTIVE obtained confidential information in the ordinary course of business as a result of EXECUTIVE’s association with EMPLOYER; or (iv) who received products or services authorized by the EXECUTIVE on behalf of the EMPLOYER, the sale or provision of which directly results or resulted in compensation, commissions, or earnings for EXECUTIVE (for the avoidance of doubt, EXECUTIVE’s participation in or receipt of compensation or benefits under any cash or equity bonus, incentive, or other plan, program, or arrangement shall not result in a finding of “material contact”).
(ii)Non-solicitation of Personnel. During EXECUTIVE’s employment with EMPLOYER and for a period of twelve (12) months after termination of EXECUTIVE’s employment for any or no reason (whether voluntary or involuntary), EXECUTIVE shall not, either directly or indirectly, recruit, solicit, induce, or influence any person who is engaged as an employee or independent contractor of EMPLOYER to terminate his/her employment or engagement with EMPLOYER. The prohibition contained in this section is limited to employees and independent contractors of EMPLOYER with whom EXECUTIVE had material contact during the EXECUTIVE’s employment with EMPLOYER. EMPLOYER understands that EXECUTIVE shall not be deemed in violation of this provision solely because any person contacts the EXECUTIVE on their own (i.e. without encouragement from the EXECUTIVE).
(iii)In-Term Non-Competition. During EXECUTIVE’s employment with EMPLOYER, EXECUTIVE shall not, directly or indirectly, with or without compensation, own, manage, operate, control, engage in, advise, participate in, or invest in, as a shareholder, director, officer, manager, principal, partner, employee, consultant, independent contractor, technical or business advisor or otherwise, or otherwise render services for (alone or in association with any person), any entity that is in the same or a similar business as EMPLOYER (or any division of EMPLOYER) and that directly or indirectly competes with EMPLOYER.
(iv)Post-Term Non-Competition. In addition to the restrictions set forth above, for a period of twelve (12) months following termination of EXECUTIVE’s employment for any or no reason (whether voluntary or involuntary), EXECUTIVE shall not, either directly or indirectly, (i) own or control, or participate in the ownership or control of, any entity that competes with EMPLOYER in the Restricted Business (as defined below) anywhere in the Restricted Territory (as defined below); (ii) anywhere in the Restricted Territory, operate, render advice to, or be employed or retained as an officer, director, executive, manager, independent contractor, agent, or consultant by any person that engages in the Restricted Business in the same or a similar capacity as to which EXECUTIVE rendered services for EMPLOYER.
(d)Definitions; Scope of Restrictive Covenants.
(i)For purposes of this Agreement, the term “Restricted Business” means the business of commercial and/or mortgage banking.
(ii)For purposes of this Agreement, the term “Restricted Territory” means any county within fifty (50) miles of the main headquarters of Franklin Synergy Bank located at 722 Columbia Avenue, Franklin, Tennessee. Alternatively, the term “Restricted Territory” shall mean such area as a court in enforcing this section shall determine is reasonable under the circumstances.
(iii)Nothing in this Agreement shall be deemed to prevent EXECUTIVE from (i) purchasing or owning, directly or beneficially, as a passive investment, less than five percent (5%) of any class of the publicly traded securities of any corporation or other entity, or (ii) accepting employment with a competing enterprise whose business is diversified and where the part of its business in which EXECUTIVE is to become employed does not compete with EMPLOYER in the Restricted Business.
(iv)EXECUTIVE acknowledges and represents that the foregoing Restrictive Covenants will not prevent EXECUTIVE from obtaining gainful, lucrative, and desirable employment in the future in EXECUTIVE’s field of expertise or cause EXECUTIVE undue economic hardship. EXECUTIVE further acknowledges and represents that the foregoing Restrictive Covenants are reasonable and necessary in order to protect the EMPLOYER’s legitimate business interests and that any violation thereof would result in irreparable injury to EMPLOYER.
(v)If any court determines that any of the Restrictive Covenants, or any parts thereof, are invalid or unenforceable, the other covenants and the remainder of any of the covenants so impaired shall not thereby be affected and shall be given full effect, without regard to the invalid portions. If any court determines that any of the covenants, or any parts thereof, are unenforceable in scope, such court shall have the power to reform the relevant restriction to be reasonable and enforceable.
(vi)In the event that EXECUTIVE breaches any of the Restrictive Covenants and a court of competent jurisdiction does not find that the breached covenant(s) are unenforceable, the restricted period for the breached covenant(s) shall, to the extent allowable under Tennessee law, be tolled during, and therefore extended by, the period of such breach.

(e)Remedies. EXECUTIVE acknowledges and represents that a breach of any of the foregoing Restrictive Covenants would cause EMPLOYER irreparable harm and that the remedies at law for EXECUTIVE’s breach of any of the Restrictive Covenants may be inadequate. EXECUTIVE agrees that in the event of a violation of any of the Restrictive Covenants, in addition to any and all legal and equitable remedies that may be available, the Restrictive Covenants may be enforced by an injunction without the necessity of proving actual damages and an injunction may be sought and granted immediately upon the commencement of any suit; provided, that, EMPLOYER shall provide EXECUTIVE with ten (10) days prior written notice before seeking an injunction.
2. Payment.
(a)  In consideration of the EXECUTIVE’s covenant not to compete as set forth herein and subject to the limitations outlined in subparts (b) and (c) below, upon EXECUTIVE’s termination of employment with the EMPLOYER for any reason, the EMPLOYER shall pay to the EXECUTIVE an amount equal to the aggregate of one (1) times the annual rate of the EXECUTIVE’s base salary then being paid to the EXECUTIVE plus one (1) times the average of the past three (3) years’ cash incentive bonus pay, which aggregate amount shall be paid in twelve (12) equal monthly payments beginning on the first (1st) day of the month next following the EXECUTIVE’s termination of employment.
(b)  If, when the termination of EXECUTIVE’s employment occurs, the EXECUTIVE is a specified employee within the meaning of Section 409A of the Internal Revenue Code (the “Code”), and if the payment under subpart (a) above would be considered deferred compensation under Section 409A of the Code, and finally if an exemption from the six (6) month delay requirement of Section 409A(a)(2)(B)(i) of the Code is not available, the payments due EXECUTIVE under subpart (a) above for the first six (6) months following the EXECUTIVE’s termination of employment shall not be paid to the EXECUTIVE until the first (1st) day of the seventh (7th) month next following the month in which EXECUTIVE’s termination of employment occurs, and such payment shall be a lump sum payment.
(c)  Notwithstanding anything contained herein to the contrary, no amounts shall be payable to the EXECUTIVE hereunder if the EXECUTIVE’s termination of employment is the result of EXECUTIVE’s death or Disability as set forth in Section 5(a)(iii) of the Employment Agreement.
(d)  All payments under this Agreement shall be subject to applicable tax withholding, and EMPLOYER shall withhold from any payments arising under this Agreement all federal, state, and local taxes as the EMPLOYER is required to withhold pursuant to applicable law, and shall timely remit such withheld taxes to the appropriate governmental authority. EMPLOYEE shall bear all expenses of, and shall be solely responsible for, all federal, state, and local taxes due with respect to any payment received under this Agreement.
3.  Forum Selection. Any dispute, controversy or claim arising out of, in connection with, or relating to this Agreement shall be brought exclusively in a federal district court located in the Middle District of Tennessee, Nashville division or, if its subject matter jurisdiction requirements are not met, the state courts located in or for Williamson

County, Tennessee. Each party hereby unconditionally and irrevocably consents to the jurisdiction of such courts and waives its rights to bring any action or proceeding against the other party except in such courts.
1.Governing Law. This Agreement, and the application or interpretation of this Agreement, shall be governed by and construed in accordance with the laws of the State of Tennessee, without regard to conflict of laws principles.
2.Remedies. In addition to all of the remedies otherwise available to EMPLOYER, including recovery from EXECUTIVE of monetary damages, EMPLOYER shall have the right to seek injunctive relief to restrain and enjoin any actual or threatened breach of the provisions of this Agreement and the right to seek other equitable relief. All of EMPLOYER’s remedies for breach of this Agreement shall be cumulative and the pursuit of one remedy shall not be deemed to exclude any other remedies. EXECUTIVE agrees and consents that EMPLOYER shall be entitled to injunctive relief, both preliminary and permanent, without bond or other security.
3.Attorney Fees. In the event of any litigation arising under or out of this Agreement, the prevailing party in such litigation shall be entitled to recover from the non-prevailing party up to, but not exceeding, $25,000 of attorney fees, court costs, and reasonable costs of litigation incurred by the prevailing party in such litigation.
4.Entire Agreement. This Agreement and the Employment Agreement constitute the entire agreement between EMPLOYER and EXECUTIVE with respect to the subject matter hereof and thereof and supersede all prior or contemporaneous oral or written agreements concerning EXECUTIVE’s employment with EMPLOYER.
5.Modification. This Agreement may not be modified or amended except by a written instrument setting forth such modification or amendment which is signed by the parties and specifically states that it modifies or amends this Agreement.
6.Non-Waiver. Any failure by a party at any time or from time to time to enforce or require strict compliance with any term or condition of this Agreement will not constitute a waiver of such term or condition. No waiver will be enforceable unless embodied in a written instrument signed by the party charged with the waiver.
7.Severability. This Agreement is severable, such that the invalidity of any term of this Agreement shall not affect the validity of any other term. Any invalid term shall be subject to partial enforcement to the maximum extent permitted under applicable law.
8.Assignment; Binding Nature. EXECUTIVE may not assign, transfer, or delegate any of EXECUTIVE’s rights or obligations under this Agreement except with the prior written consent of EMPLOYER. EMPLOYER may not assign, transfer, or delegate any of EMPLOYER’s rights or obligations under this Agreement without the prior written consent of EXECUTIVE, except only that EMPLOYER may, without the consent of EXECUTIVE, assign, transfer, or delegate EMPLOYER’s rights or obligations under this Agreement to any successor or assign (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business or assets of EMPLOYER. This Agreement is binding upon each of the parties and his/her/its legal representatives, heirs, devisees, legatees, or other successors and assigns, and inures to the benefit of each of the parties and his/her/its permitted legal representatives, heirs, devisees, legatees, or other permitted successors and assigns (and thus a non-permitted successor or assign acquires no rights from the purported assignment).
9.Miscellaneous.
i.Representation by Counsel. EXECUTIVE represents and warrants that he/she has been advised by EMPLOYER to retain legal counsel in connection with the preparation, negotiation, and execution of this Agreement, and that he/she has had adequate opportunity to do so.
ii.Notices. Any notice required under this Agreement (including notices of breaches or potential breaches of this Agreement) must be in writing and must be given either in person or by nationally recognized next business day delivery service electing, and being timely delivered for, next day business service, postage and any other costs prepaid, to the address of EMPLOYER as set forth below its signature line on the signature page to this Agreement (in the event of notice given by EXECUTIVE to EMPLOYER) or to the most recent mailing address for EXECUTIVE appearing in the records of EMPLOYER (in the event of notice given by EMPLOYER to EXECUTIVE), or to such other address as a party may furnish to the other. All notices required under this Agreement will be deemed received only upon actual receipt.
iii.Certain General Definitions. For purposes of this Agreement (and whether or not capitalized or underlined): (i) “applicable law” means each provision of any constitution, statute, law, ordinance, code, rule, regulation, decision, order, decree, judgment, or other official pronouncement of any governmental authority; (ii) “governmental authority” means any legislative, executive, judicial, quasi-judicial or other public authority, agency, department, bureau, division, unit, court or body; (iii) “parties” means each or all, as appropriate, of the persons who have executed and delivered this Agreement, and each defined term referring to a party also refers to each permitted successor or assign of such a party, and when appropriate to effect the binding nature of this Agreement for the benefit of another party any other successor or assign of such a party; and (iv) “person” means any individual, sole proprietorship, partnership, joint venture, corporation, estate, trust, unincorporated organization, association, limited liability company, institution or other entity, including any that is a governmental authority.
iv.Certain Rules of Construction. For purposes of this Agreement: (i) “including” and any other words or phrases of inclusion will not be construed as terms of limitation, so that references to “included” matters will be regarded as non-exclusive, noncharacterizing illustrations; (ii) titles and captions of or in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any of its provisions; (iii) whenever the context requires, the singular includes the plural and the plural includes the singular, and the gender of any pronoun includes the other genders; and (iv) acknowledging that the parties have participated jointly in the negotiation and drafting of this Agreement, if an ambiguity or question of intent or interpretation arises as to any provision in this Agreement, then the provision will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

v.Counterparts. This Agreement may be executed in one or more counterparts, by original signature or facsimile, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument which is binding on all the parties, regardless whether all or some of the parties are signatories to the original or to a counterpart.
vi.WAIVER OF JURY TRIAL. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LEGAL ACTION ARISING OUT OF OR RELATING TO A DISPUTE UNDER THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NEITHER SUCH PARTY NOR, IN THE CASE OF EMPLOYER, ANY OF ITS REPRESENTATIVES HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT IT WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, AND (C) SUCH PARTY MAKES THIS WAVIER VOLUNTARILY.
[Signatures on next page]
DULY EXECUTED and delivered by EXECUTIVE and EMPLOYER as of the Effective Date.

EXECUTIVE:   LEE M. MOSS

/s/ Lee M. Moss
Lee M. Moss

EMPLOYER:   FRANKLIN FINANCIAL NETWORK

By: /s/ J. Myers Jones, III

Name: J. Myers Jones, III

Title: Chief Executive Officer

Address:

722 Columbia Ave.
Franklin, TN 37064

Copy to:

Jan Carlson, Human Resources Manager

EMPLOYER:   FRANKLIN SYNERGY BANK

By: /s/ J. Myers Jones, III

Name: J. Myers Jones, III

Title: Chief Executive Officer

Address:

722 Columbia Ave.
Franklin, TN 37064

Copy to:

Jan Carlson, Human Resources Manager